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                                                                      EXHIBIT 11

                 NATIONAL SECURITIES CORPORATION AND SUBSIDIARY

                        COMPUTATION OF EARNINGS PER SHARE

                                     PRIMARY

                                                                     SEPTEMBER 29,   September 30,  September 24,
                                                                          1995           1994           1993
                                                                     -------------   -------------  -------------
Net income for primary earnings
    per share                                                           $257,000       $510,000       $680,000
                                                                        ========       ========       ========

Weighted average number of
    common shares outstanding
    during the year                                                      602,674        597,493        644,348

Add common equivalent shares
    upon exercise of stock options                                        33,432         26,923         10,306
                                                                        --------       --------       --------

Weighted average number of
    shares used in calculation
    of primary earnings per share                                        636,106        624,416        654,654
                                                                        ========       ========       ========

Primary earnings per share                                              $    .40       $    .82       $   1.04
                                                                        ========       ========       ========


                                  FULLY DILUTED
Weighted average number of
    shares used in calculating
    primary earnings per share                                           636,106        624,416        654,654

Add
    Additional shares issuable
        upon exercise of stock options                                         *              *         33,780
                                                                        --------       --------       --------

Weighted average number of
    shares used in calculation
    of fully diluted earnings per share                                  636,106        624,416        688,434
                                                                        ========       ========       ========

Fully diluted earnings per share                                        $    .40       $    .82       $    .99
                                                                        ========       ========       ========


*No effect given to common stock equivalents, as their effect would increase the income per share.